Exhibit 10.1

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This amendment dated as of March 27, 2013 (“Amendment”) to the Agreement, as defined below, is entered into by and among Astronics Corporation (“Borrower”), each of the lenders under the Agreement, i.e., HSBC Bank USA, National Association, Bank of America, N.A. and Manufacturers and Traders Trust Company (collectively, the “Lenders”) and HSBC Bank USA, National Association as agent for the Lenders under the Agreement (“Agent”), and as the Swingline Lender and Issuing Bank. Terms used herein and not otherwise defined are used with their defined meanings from the Agreement.

Recitals

A.	Borrower, the Agent and the Lenders are the present parties to a Second Amended and Restated Credit Agreement dated as of August 31, 2011 (the “Agreement”). Borrower has requested that the Lenders and the Agent amend the Agreement to, among other things, increase the amount of the Revolving Credit to $75,000,000 with a $50,000,000 expansion option.

B.	The Lenders and the Agent are agreeable to the foregoing to the extent set forth in this Amendment.

C.	The Borrower and each of the Guarantors will benefit from the changes to the Agreement set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and of the loans or other extensions of credit heretofore, now or hereafter made by the Lenders to, or for the benefit of, the Borrower and it Subsidiaries, the parties hereto agree as follows:

1. Conditions Precedent to this Amendment. This Amendment shall be effective as of the date first written above once the following conditions precedent are satisfied:

1.1 Amendment Documentation. The Agent shall have received: (a) six (6) originals of this Amendment executed by all parties thereto; (b) executed Second Replacement Revolving Notes in the form of Exhibit A hereto with all blanks appropriately completed payable to each Lender; (c) such other corporate, insurance, UCC search and other documentation as the Agent may reasonably require, and (d) a counsel opinion from counsel to the Borrower and the Guarantors in form and content acceptable to the Agent, addressed to each Lender and the Agent, and covering such matters as are requested by the Agent and its counsel with respect to this Amendment and the other documents required in connection herewith.

1.2 No Default. As of the date hereof, no Default or Event of Default shall have occurred and be continuing.

1.3 Representations and Warranties. The representations and warranties contained in the Agreement shall be true, correct and complete as of the date hereof as though made on such date, except to the extent such representations and warranties are expressly limited to a specific date.

1.4 Fees. Receipt by the Agent of each of the fees due and payable as of the date hereof under the Fee Letter.

2. Amendments. The Agreement is amended as follows:

2.1 Article I entitled “Definitions” is amended to delete the existing definitions of “Fee Letter”, “Maximum Limit”, “Revolving Credit Maturity Date”, “Revolving Note” and “Total Revolving Credit Commitment”, and substitute the following in their place:

“ ‘Fee Letter’ - the Fee Letter dated as of March 27, 2013 between the Borrower and the Agent as such letter may hereafter be amended, modified, restated or replaced.”

“ ‘Maximum Limit’ - the maximum aggregate amount which the Borrower can borrow from time to time under the Revolving Credit which on the date of Amendment No. 1 is $75,000,000.”

“ ‘Revolving Credit Maturity Date’ March 27, 2018, which date may be shortened in accordance with Section 7.2 of this Agreement.”

“ ‘Revolving Note’ or ‘Revolving Notes’ - the promissory note or promissory notes of the Borrower substantially in the form of Exhibit A to Amendment No. 1 with all blanks appropriately completed, and all replacements and renewals thereof, evidencing the promise of the Borrower to repay Revolving Loans to the applicable Lender.”

“ ‘Total Revolving Credit Commitment’ - The sum of the Revolving Credit Commitments of the Lenders, as in effect from time to time which as of the date of Amendment No. 1 is equal to $75,000,000.”

2.2 Article I entitled “Definitions” is further amended to add the following new definition:

“ ‘Amendment No. 1’ - Amendment No. 1 dated March 27, 2013 to Second Amended and Restated Credit Agreement by and among the Borrower, the Lenders and the Agent.”

2.3 The second sentence of Section 2.4(b) entitled “Letter of Credit Fees” is deleted in its entirety and replaced with the following:

“The Issuing Bank shall also be paid for its own account a fronting fee which shall accrue at the per annum rate set forth in the Fee Letter or in another agreement between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Unreimbursed LC Disbursements) attributable to Letters of Credit outstanding during the Availability Period (“Fronting Fee”).”

2.4 Section 2.8 entitled “Use of Proceeds” is deleted in its entirety and replaced with the following:

“2.8 Use of Proceeds. Borrower covenants to the Lenders that Borrower will use the proceeds borrowed under the Revolving Credit to refinance the outstanding Revolving Loans on the date of Amendment No. 1, and for Borrower’s ongoing working capital and business requirements including Permitted Acquisitions.”

2.5 Section 2.16 entitled “Upfront Fee” is deleted in its entirety and replaced with the following:

“2.16 Upfront Fee. Upon execution of Amendment No. 1 by all of the parties hereto, the Lenders shall have earned, and the Borrower shall be obligated to pay on such date to the Agent for the account of the Lenders the upfront fee set forth in the Fee Letter.”

2.6 Section 2.21 entitled “Expansion Option” is amended to delete “$55,000,000” in Section 2.1(a) and substitute in its place “$125,000,000”.

2.7 Section 6.4 entitled “Equity Interest Repurchases” is amended to delete “$15,000,000” in clause (b) and substitute in its place “$20,000,000”.

2.8 Section 6.7(c) entitled “Permitted Acquisitions” is amended to delete clause (v) and substitute in its place the following clause (v):

“(v) the aggregate Consideration paid by Borrower and all Subsidiaries in connection with any such acquisition (exclusive of the Consideration paid for any excluded transactions listed on Schedule 6.7(c) to Amendment No. 1 (collectively, the “Excluded Transactions”) does not exceed $25,000,000 (including, without duplication, any investments made pursuant to Section 6.3(c)(iv) except with respect to the Excluded Transactions, and the aggregate Consideration for all such acquisitions during the term of this Agreement (exclusive of the Consideration paid for the Excluded Transactions) does not exceed $50,000,000 (including, without duplication, any investments made pursuant to Section 6.3(c)(iv) except with respect to the Excluded Transactions, unless specifically consented to by the Required Lenders (each such acquisition, a “Permitted Acquisition” and all such acquisitions, the ‘Permitted Acquisitions’)”.

2.9 Section 6.14 entitled “Maximum Capital Expenditures” is deleted in its entirety.

2.10 Section 6.15 entitled “Maximum Leverage Ratio” is deleted in its entirety and replaced with the following:

“6.15 Maximum Leverage Ratio. The Borrower will not permit, as of the end of each fiscal quarter ending on or after the date of Amendment No. 1, the Leverage Ratio to exceed 3.75 to 1.0 until March 31, 2015, or to exceed 3.50 to 1.0 as of the end of each fiscal quarter thereafter.”

2.11 Exhibit A, Exhibit D, Schedule 2.1 and Schedule 4.11 are deleted, and they are replaced by Exhibit A, Exhibit D, Schedule 2.1 and Schedule 4.11 hereto, respectively, and Schedule 6.7(c) hereto is added to the Agreement.

3. Reaffirmations.

3.1 The Borrower hereby acknowledges and reaffirms the execution and delivery of its Amended and Restated General Security Agreement dated as of January 30, 2009 and reaffirmed August 31, 2011 and as supplemented prior to the date hereof (collectively, the “Borrower Security Agreement”), and agrees that the Borrower Security Agreement shall continue in full force and effect and continue to secure the “Obligations” as defined therein, including all indebtedness to the Agent, the Lenders and the Issuing Bank arising under or in connection with the Agreement, as amended hereby, and any renewal, extension or modification thereof, and the documents executed in connection therewith. The Borrower further acknowledges and reaffirms the authorization of any financing statements filed against the Borrower in connection with the Borrower Security Agreement and acknowledges, reaffirms, ratifies and agrees that the filing of such financing statement or financing statements shall continue in full force and effect and continue to perfect the Agent’s security interest in any and all collateral described therein granted to the Agent, for the benefit of the Agent and the Lenders, by the Borrower under the Borrower Security Agreement or otherwise.

3.2 Each of the Guarantors hereby acknowledges and reaffirms the execution and delivery of the Amended and Restated Continuing Absolute and Unconditional Guaranty dated as of January 30, 2009 as supplemented prior to the date hereof (collectively, the “Guaranty”) and the Amended and Restated General Security Agreement dated as of June 30, 2009 and reaffirmed August 31, 2011 as supplemented prior to the date hereof (collectively, the “Guarantor Security Agreement”), and agrees that such Guaranty and the Guarantor Security Agreement shall continue in full force and effect and continue to guarantee or secure, as applicable, all “Obligations” as defined therein, including all indebtedness of the Borrower to the Agent, the Lenders and the Issuing Bank arising under or in connection with the Agreement, as amended hereby, and any renewal, extension or modification thereof, and the documents executed in connection therewith. Each Guarantor further acknowledges and reaffirms the authorization of any financing statements filed against such Guarantor in connection with the Guarantor Security Agreement and acknowledges, reaffirms, ratifies and agrees that the filing of such financing statement or financing statements shall continue in full force and effect and continue to perfect the Agent’s security interest in any and all collateral described therein granted to the Agent by such Guarantor under the General Security Agreement or otherwise.

3.3 Luminescent Systems, Inc. (“LSI”) hereby acknowledges and reaffirms the execution and delivery of the following mortgage documents (the “Mortgage Documents”):

a. An Agency Mortgage and Security Agreement (Acquisition Loan) dated as of October 1, 1999 and recorded in the Erie County Clerk’s Office October 27, 1999 in Liber 12860 of Mortgages at page 2304 (“1999 Acquisition Mortgage”);

b. An Agency Mortgage and Security Agreement (Building Loan) dated as of October 1, 1999 and recorded in Erie County Clerk’s Office October 27, 1999 in Liber 12860 of Mortgages at page 2343 (“1999 Building Mortgage”);

c. An Agency Mortgage and Security Agreement (Indirect Loan) dated as of October 1, 1999 and recorded in the Erie County Clerk’s Office October 27, 1999 in Liber 12860 of Mortgages at page 2380 (“1999 Indirect Mortgage”);

d. Assignment of Mortgage and First Modification of Agency Mortgage and Security Agreement, each dated as of January 22, 2009 by which the 1999 Acquisition Mortgage, the 1999 Building Mortgage and the 1999 Indirect Mortgage were assigned by HSBC Bank USA, National Association to the Agent.

LSI agrees that each of the Mortgage Documents shall continue in full force and effect and continue to secure the “Obligations” as defined therein, up to the amount set forth in such Mortgage Documents, including, without limitation, indebtedness arising under or in connection with the “Term Loan” under the Agreement.

3.4 Each of LSI and the Borrower hereby acknowledges and reaffirms the execution and delivery of the following documents to which they are a party (each as defined in the Reaffirmation Agreement dated as of August 31, 2011 by and among the Borrower, Astronics Advanced Electric Systems Corp., LSI and DME Corporation):

a.	1998 Reimbursement Agreement;

b.	1998 Collateral Documents;

c.	1998 Guaranty;

d.	1999 Reimbursement Agreement;

e.	1999 Collateral Documents;

f.	1999 Mortgages;

g.	2007 Reimbursement Agreement;

h.	2007 Collateral Documents;

i.	2007 Mortgages;

j.	Astronics Guaranties.

Each of LSI and the Borrower further agrees and acknowledges that the 1998 Collateral Documents, the 1999 Collateral Documents and the 2007 Collateral Documents shall continue in full force and effect and secure the “Obligations” under the 1998 Reimbursement Agreement, the 1999 Reimbursement Agreement and the 2007 Reimbursement Agreement, as applicable, and any renewal, extension or modification thereof, and the documents executed in connection therewith.

The Borrower further agrees and acknowledges that the Astronics Guaranties continue in full force and effect and guarantee the “Obligations” under the 1998 Reimbursement Agreement, the 1999 Reimbursement Agreement and the 2007 Reimbursement Agreement, as applicable, and any renewal, extension or modification thereof, and the documents executed in connection therewith.

4. Other.

4.1 This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. This Amendment, to the extent signed and delivered by means of a facsimile machine or e-mail scanned image, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail scanned image to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by e-mail as a defense to the formation of a contract and each party forever waives such defense.

4.2 This Amendment shall be governed by and construed under the internal laws of the State of New York, as the same may be in effect from time to time, without regard to principles of conflicts of law.

4.3 Borrower shall take such other and further acts, and deliver to the Agent and the Lenders such other and further documents and agreements, as the Agent shall reasonably request in connection with the transactions contemplated hereby.

[Signature Page Follows]

The Borrower, the Agent and the Lenders have caused this Amendment to be duly executed as of the date shown at the beginning of this Amendment.

ASTRONICS CORPORATION

By:
David C. Burney
Vice President - Finance and Treasurer

Consented to, and Agreed, as of the date of this Amendment by the following Guarantors:

ASTRONICS ADVANCED ELECTRONIC SYSTEMS CORP. LUMINESCENT SYSTEMS, INC. D M E CORPORATION BALLARD TECHNOLOGY, INC. MAX-VIZ, INC.

By:
David C. Burney, Treasurer

[Signature Page S-1 to Astronics Amendment No. 1]

HSBC BANK USA, NATIONAL ASSOCIATION as Agent

By:
Rijalda Savino, Assistant Vice President

[Signature Page S-2 to Astronics Amendment No. 1]

HSBC BANK USA, NATIONAL ASSOCIATION as a Lender, Swingline Lender and Issuing Bank

By:
Joseph W. Burden, Vice President

[Signature Page S-3 to Astronics Amendment No. 1]

BANK OF AMERICA, N.A., as a Lender

By:

[Signature Page S-4 to Astronics Amendment No. 1]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:

[Signature Page S-5 to Astronics Amendment No. 1]